UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: April 7, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 7, 2016, Timothy D. Roberts was elected by the sole member of Phillips 66 Partners GP LLC (the "General Partner"), the general partner of Phillips 66 Partners LP (the "Partnership"), to serve on the Board of Directors of the General Partner. With the election of Mr. Roberts, the Board of Directors of the General Partner now has nine members.

Mr. Roberts was named the Executive Vice President, Strategy and Business Development for Phillips 66 in April 2016. Before joining Phillips 66, Mr. Roberts was an executive at LyondellBasell Industries NV (“Lyondell”) from June 2011 through March 2016. He joined Lyondell as Senior Vice President, Olefins and Polyolefins for the Americas in June 2011, was Executive Vice President - O&P Americas from October 2013 through January 2015, and served as Executive Vice President - Global O&P from January 2015 until March 2016. Prior to joining Lyondell, Mr. Roberts was Vice President of Strategic and Corporate Planning for Chevron Phillips Chemical Company LLC (“CPChem”) from February 2011 until May 2011, and Chief Executive Officer of Americas Styrenics LLC, a joint venture between The Dow Chemical Company and CPChem, from May 2008 until January 2011.

There are no transactions with Mr. Roberts that would be reportable under Item 404(a) of
Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: April 11, 2016	By:	/s/ Paula A. Johnson
Paula A. Johnson Vice President and General Counsel